Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-142037

                                   PROSPECTUS

                         GOLDEN KEY INTERNATIONAL, INC.
                         870,000 SHARES OF COMMON STOCK

This is our initial public offering. We are registering a total of 870,000 shares of our common stock. Of the shares being registered, 370,000 are being registered for sale by the selling shareholders, and 500,000 are being registered for sale by the Company. All of the shares being registered for sale by the Company will be sold at a price per share of $0.15 for the duration of the offering on a "self-underwritten" basis. See section entitled "Plan of Distribution" for a detailed discussion of the exemptions and registrations we will be relying on for this offering. The selling shareholders will sell their shares at a price per share of $0.15 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

We will not receive any proceeds from the sale of any of the 370,000 shares by the selling shareholders. We will be selling all of the 500,000 shares of common stock we are offering as a self underwritten offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. This offering will terminate on the earlier of the sale of all of the 870,000 shares offered or 180 days after the date of the prospectus.

There is no established public market for our common stock and we have arbitrarily determined the offering price. Our Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted or that any market for our stock will ever develop.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                   Per Share        Per Share             Number
        Per Share       Underwriting discounts     Proceeds         Proceeds             of Shares
     Price to public      and commissions         to Company     to Shareholders     Available For Sale
     ---------------      ---------------         ----------     ---------------     ------------------
         $0.15               $0.00                 $  0.15           $  0.00               500,000
         $0.15               $0.00                 $  0.00           $  0.15               370,000

    Total $130,500           $0.00                 $75,000           $55,500               870,000

                     This prospectus is dated April 26, 2007

                                TABLE OF CONTENTS

SUMMARY .....................................................................  3

RISK FACTORS ................................................................  4

FORWARD LOOKING STATEMENTS .................................................. 10

USE OF PROCEEDS ............................................................. 10

DETERMINATION OF OFFERING PRICE ............................................. 12

DILUTION .................................................................... 12

SELLING SECURITY HOLDERS .................................................... 13

PLAN OF DISTRIBUTION ........................................................ 16

LEGAL PROCEEDINGS ........................................................... 19

DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS .......................... 19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............. 21

DESCRIPTION OF SECURITIES ................................................... 21

INTEREST OF NAMED EXPERTS AND COUNSEL ....................................... 22

SECURITIES ACT INDEMNIFICATION DISCLOSURE ................................... 22

ORGANIZATION WITHIN LAST FIVE YEARS ......................................... 22

DESCRIPTION OF BUSINESS ..................................................... 23

PLAN OF OPERATION ........................................................... 27

DESCRIPTION OF PROPERTY ..................................................... 31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................. 31

MARKET FOR COMMON EQUITY AND OTHER SHAREHOLDER MATTERS ...................... 31

EXECUTIVE COMPENSATION ...................................................... 32

FINANCIAL STATEMENTS ........................................................ 32

CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
 DISCLOSURE ................................................................. 32

SUMMARY

Golden Key International, Inc. was incorporated in Delaware on February 18, 1999. We are in our development stage and have commenced our initial operations. While we are in our development stage, we have commenced our operations and our business plan includes the generation of revenues within twelve to eighteen months. Our company plans to provide simple, safe and fast access to a broad range of information through a community platform portal that has a standardized structure on a global scale. The principal executive offices are located at 3113 Goldsmith St., San Diego, CA 92106. The telephone number is (619) 564-8110.

We received our initial funding of $400 through the sale of 4,000,000 common stock shares to our director ($.0001 per share). In January 2001 we issued 240,000 shares at $.10 per share for $24,000 in cash to 44 non-affiliated private investors. In July and September 2005 we issued 130,000 shares at $.10 per share for $13,000 in cash to 2 non-affiliated private investors.

From inception until the date of this filing we have been in our development stage, we have recently commenced our initial operations and our business plan includes the generation of revenues within twelve to eighteen months. Our audited financial statements for the years ended May 31, 2006 and 2005, and the six months ended November 30, 2006 report a cash balance of $14,842, no revenues and a cumulative net loss since inception of $40,258.

OFFERING

Securities Being Offered    870,000 shares of common stock, 500,000 which we are
                            offering, and 370,000 which are being offered by the selling shareholders. All shares will be offered at a price of $0.15 per share. This offering will terminate on the earlier of the sale of all of the shares or 180 days after the date of the prospectus.

Price per share             $0.15 as determined by the selling shareholders. The
                            selling shareholders will sell their shares at a
                            fixed price per share of $0.15 until our shares are
                            quoted on the Over the Counter Bulletin Board and
                            thereafter at prevailing market prices or in
                            privately negotiated transactions. All of the shares
                            being registered for sale by the company will be
                            sold at a fixed price per share of $0.15 for the
                            duration of the offering.
Securities Issued
 and Outstanding            4,370,000 shares of common stock are issued and
                            outstanding before the offering and 4,870,000 will be outstanding after the offering.

Registration costs          We estimate our total offering registration costs to
                            be $5,000. If we experience a shortage of funds prior to funding, our director has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however, our director has no formal commitment or legal obligation to advance or loan funds to the company.

RISK FACTORS

This section includes the material risk factors associated with this offering and investors in Golden Key should carefully consider each prior to making an investment.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE WHICH CAN LEAD TO THE FAILURE OF OUR BUSINESS

Our date of incorporation is February 18, 1999 and we have had no revenues and nominal operations to date. Our cumulative net loss since inception to November 30, 2006 was $40,258. The Company does not have adequate funding to allow us to continue our operations in full and expand our markets without the proceeds from our offering. We will continue to incur losses in the future and there is no assurance that we will generate significant revenues or become profitable.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenues and we have incurred a net loss of US $40,258 as of November 30, 2006. If we cannot generate sufficient revenue from our offering and ongoing sales from the sale of our products, we may not be able to implement our business plan and may be forced to cease our business activities.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

THE FACT THAT WE HAVE ONLY GENERATED NO REVENUES SINCE OUR INCORPORATION RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, AS INDICATED IN OUR INDEPENDENT AUDITORS' REPORT IN CONNECTION WITH CONSOLIDATED FINANCIAL STATEMENTS.

We have generated no revenues since our inception. Since we are still in the early stages of developing our company and because of the lack of operating history at November 30, 2006, our independent auditors' report includes an explanatory paragraph about our ability to continue as a going concern. We will, in all likelihood, continue to incur operating expenses without significant revenues until our products and service gain significant popularity. We will not be able to expand our operations beyond current levels without generating significant revenues from our offering, operations or obtaining further financing. Our only source of funds has been the sale of our common stock and loans from our director. We cannot assure that we will be able to generate enough interest in the sale and development of our community portals. If we cannot attract a significant customer base, we will not be able to generate any significant revenues or income. In addition, if we are unable to establish and generate material revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our common stock. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on the financial statements for the period ended November 30, 2006.

WE WILL REQUIRE FUNDING FROM OUR OFFERING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FUNDING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR PLAN OF OPERATIONS.

We will need to raise additional funds through this offering of our shares. Such financing may not materialize. Our capital requirements to implement our business strategy will be significant.

We will need an estimated $75,000 (see Management's Discussion and Analysis of Financial Condition or Results of Operations) to continue operations over the next twelve months in order to implement our strategy. No assurance can be given that the total funds required to significantly expand our operations will be available. There can be no assurance that we will be able to sell all the shares being offered.

If we are unable to obtain full funding from the offering, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain funding could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF NORM BLAIR, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Norm Blair, our sole officer and director. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees with internet experience. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel, which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

AS AN INTERNET COMPANY, WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The online community industry is highly competitive and has few barriers to entry. Our main competitors include community online newspapers, existing community portal sites and online directory companies, such as the Yellow Pages. We can provide no assurance that additional competitors will not enter and setup online community portals. There are numerous other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

IF WE ARE UNABLE TO ESTABLISH A LARGE USER BASE WE MAY HAVE DIFFICULTY ATTRACTING ADVERTISERS TO OUR WEB SITE, WHICH WILL HINDER OUR ABILITY TO GENERATE ADVERTISING REVENUES, WHICH MAY AFFECT OUR ABILITY TO EXPAND OUR BUSINESS OPERATIONS AND OUR USER BASE.

An integral part of our business plan and marketing strategy requires us to establish a large internet user base by selling several community franchises. We will only be able to attract advertisers to our network of web sites and begin to generate significant advertising revenues if we can obtain a large enough audience to compete with other medias. If for any reason our portals are ineffective at attracting site visitors or if we are unable to continue to develop and update our web site to keep community interests satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, WE MAY NOT BECOME PROFITABLE IN THE FUTURE.

The internet industry is characterized by rapid technological change that could render our existing web site and technology obsolete. The development of our web sites entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

IF WE ARE UNABLE TO PROTECT AND PURCHASE INTERNET DOMAIN NAMES UNDER OUR BRAND NAME, OUR EFFORTS TO INCREASE PUBLIC RECOGNITION OF OUR BRAND MAY BE IMPAIRED.

Our market strategy and branding is based on developing a recognized brand for the company. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names is subject to change. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to our domain name, and infringing upon or otherwise decreasing the value of any future trademarks or other proprietary rights that we may develop. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. Any claims, by or against us, could be time consuming and costly to defend or litigate, divert our attention and resources and result in the loss of goodwill associated with our trade names.

BECAUSE WE DO NOT HAVE SUFFICIENT INSURANCE TO COVER OUR BUSINESS LOSSES, WE MIGHT HAVE UNINSURED LOSSSES, INCREASING THE POSSIBILITY THAT YOU WOULD LOOSE YOUR INVESTMENT

We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance. Should uninsured losses occur, any purchasers of our common stock could loose their entire investment.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.15 for the shares of common stock was arbitrarily determined. The offering price is not an indication of and is not based upon the actual value of the company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

BECAUSE WE CAN ISSUE ADDITIONAL COMMON SHARES, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 80,000,000 common shares, of which 4,370,000 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

OUR DIRECTOR/OFFICER BENEFICIALLY OWNS 92% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, AFTER THE PROPOSED OFFERING, HE WILL OWN 82% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the controlling amount of his share ownership in our company, if our sole director/officer decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our director/officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act.

OUR DIRECTOR/OFFICER BENEFICIALLY OWNS 92% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, AFTER THE PROPOSED OFFERING, HE WILL OWN 82% OF THE OUTSTANDING SHARES. HE WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MAY BE MADE BY THE OTHER SHAREHOLDERS.

Due to the controlling amount of his share ownership in our company, our sole director/officer will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SECURITIES AND EXCHANGE COMMISSION'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission (see above and the "Market for Common Equity and Related Stockholder Matters" section at for discussions of penny stock rules), the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. If we sell all shares of common stock offered by the company in this prospectus, we will receive net proceeds of $70,000.

The table below shows how proceeds from this offering would be used during the twelve months after the offering based upon management's business plan estimates.

     Total shares offered                     500,000
     Percent of total shares offered              100%
     Shares sold                              500,000

     Gross proceeds from offering              75,000
     Less Offering Expenses                     5,000
     Net proceeds from offering                70,000

     Use of net proceeds
       Management Salaries                     18,000
       Equip & Furniture                        4,000
       Website                                 22,000
       Marketing                               22,000
       Office Expenses and supplies             4,000

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. These revised estimates are contingent upon reduced funding levels and are based upon management's business plan estimates for the twelve months after receiving funding.

     Total shares offered                     500,000           500,000
     Percent of total shares offered               30%               60%
     Shares sold                              150,000           300,000

     Gross proceeds from offering              22,500            45,000
     Less Offering Expenses                     5,000             5,000

     Net proceeds from offering                17,500            40,000

     Use of net proceeds
       Management Salaries                          0             6,000
       Equip & Furniture                        1,500             3,000
       Website                                  7,300            14,000
       Marketing                                7,200            14,000
       Office expenses & supplies               1,500             3,000

It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 500,000 shares offered will be sold. If fewer than all of the shares are sold, we may ultimately need to modify our business plan and introduction of services into the market may be delayed. We have determined the amount of funding we would require to implement the minimum form of our business plan would be 30%. There can be no assurance that any delay or modification will not adversely affect our development and ultimately our chance of success.

The amounts set forth above are estimates developed by our management for allocation of the proceeds of this offering based upon our current plans and prevailing economic and industry conditions. It also assumes that we are able to sell the number of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended, but any changes would be limited to making adjustments among the uses indicated. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the online industry and the environment in which we operate, and regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $0.15 per share. The price was arbitrarily set based upon their collective judgment as to a price per share they were willing to accept. All 500,000 shares being registered for sale by the company will be sold at a fixed price per share of $0.15 for the duration of the offering. The 370,000 shares being registered for sale by the selling shareholders will be offered at a fixed price of $0.15 per share until the common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

DILUTION

Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at November 30, 2006 was -$2,858 or $NIL per share of common stock. Dilution per share represents the difference between the offering price of $0.15 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.

Prior to the completion of the offering, our net tangible book value was -$2,858. After giving effect to a 100% completion of the offering our pro forma net tangible book value will be $67,142 or $0.014 per share. This represents an immediate increase in pro forma net tangible book value of $0.014 per share to existing stockholders and an immediate dilution of $0.136 per share, or approximately 91% of the offering price, to investors purchasing shares of common stock in the offering, or should the offering be only 60% or 30% subscribed, the immediate dilution would be respectively 95% and 98%.

     Public offering Price per share                                 $0.15
     Net Tangible Book Value per share before offering               $NIL
     Increase Per Share attributable to sale of these shares         $0.014
     Pro-Forma Net Tangible Book Value after offering                $0.014
     Dilution per share to Public Investors                          $0.136

The following table summarizes as of the date of this prospectus, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares is assumed to have taken place.

                           Shares Purchased        Total Consideration Paid       Average
                          Number     Percent         Amount      Percent          Per Sh
                          ------     -------         ------      -------          ------
Existing Shareholders   4,370,000       90          $ 37,400        33             $0.01
New Investors             500,000       10          $ 75,000        77             $0.15
                        ---------      ---          --------       ---             -----
Total                   4,870,000      100          $112,400       100             $0.02
                        =========      ===          ========       ===             =====

The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved.

Shares outstanding prior to offering        4,370,000

Total shares offered                          500,000         500,000
Shares sold                                   150,000         300,000
Public offering price                        $   0.15        $   0.15
                                             --------        --------

Per share increase attributable to
new investors                                $  0.004        $  0.009
NTBV per share prior to offering             $    NIL        $    NIL
                                             --------        --------
Post offering pro forma NTBV per share       $  0.004        $  0.009
Dilution to new investors                    $  0.147        $  0.142
Percent of dilution of the offering price          98%             95%

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering 370,000 shares of the common stock offered through this prospectus. The shares were acquired from us in an offering that was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended and include 240,000 shares issued at $.10 per share for $24,000 in cash to 44 non-affiliated private investors in January 2001 and 130,000 shares issued at $.10 per share for $13,000 in cash to 2 non-affiliated private investors in July and September 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering;
     4.   The percentage owned by each; and
     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 4,370,000 shares outstanding as of the date of this prospectus.

                               Shares       Total of        Total       Percent
                             Owned Prior    Shares         Shares        Owned
     Name of                  To This       Offered         After        After
Selling Shareholder           Offering      For Sale      Offering     Offering
-------------------           --------      --------      --------     --------
Karen Aldred                   1,000         1,000            0            0
S. Alexander                   1,000         1,000            0            0
Pat Anderson                   1,000         1,000            0            0
Susan Blair                    1,000         1,000            0            0
Robin Brietzke                50,000        50,000            0            0
Jonathan Brown                 1,000         1,000            0            0
Andrew Clayson                 1,000         1,000            0            0
Andrew Coldicutt               1,000         1,000            0            0
Christopher Coldicutt          1,000         1,000            0            0
Patti Coldicutt                1,000         1,000            0            0
Corporate Financial Services
David Nelson, Principal        1,000         1,000            0            0
Joseph Dauenhauer              1,000         1,000            0            0
Lorraine Dauenhauer            1,000         1,000            0            0
Maureen Elliott                1,000         1,000            0            0
Wayne Fernandez                1,000         1,000            0            0
Patamawadee Foers              1,000         1,000            0            0
Goldentur International Corp
 Kathleen Card, Principal      1,000         1,000            0            0
Harrington & Partners
 Douglas Tufts, Principal     50,000        50,000            0            0
Gerald Hayes                   1,000         1,000            0            0
Winifred Hayes                 1,000         1,000            0            0

Darren Hemstreet               1,000         1,000            0            0
Robert Hodgson                80,000        80,000            0            0
David Irvine                   1,000         1,000            0            0
Glenn Jespersen                1,000         1,000            0            0
Karen Jespersen                1,000         1,000            0            0
Jan Klose                      1,000         1,000            0            0
Joanne Kotsiris                1,000         1,000            0            0
David Mackey                   1,000         1,000            0            0
Donald Macleod                 1,000         1,000            0            0
Manta International
 Andrew K. McKinney,
 Principal                    50,000        50,000            0            0
Dennis McFarland               1,000         1,000            0            0
Rob Merchant                   1,000         1,000            0            0
Craig Moore                    1,000         1,000            0            0
Mark Moore                     1,000         1,000            0            0
Paul Morris                    1,000         1,000            0            0
Dave Munro                     1,000         1,000            0            0
David Nelson                   1,000         1,000            0            0
J. Michael Page                1,000         1,000            0            0
Quantum Enterprises
 Michael C.E. Turner,
 Principal                    50,000        50,000            0            0
Ruby Lakes Resort
Georgio Cogrossi,
Principal                      1,000         1,000            0            0
Lawrence Smith                 1,000         1,000            0            0
Todd Spring                    1,000         1,000            0            0
Gary Stannell                  1,000         1,000            0            0
Stockworks Capital
 Andrew Coldicutt, Principal   1,000         1,000            0            0
Swanson Investments
 William A.Manuel, Jr.,
 Principal                    50,000        50,000            0            0
Gaylea Wong                    1,000         1,000            0            0

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Golden Key International or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
     2.   Are broker-dealers or affiliates of broker dealers; or
     3.   Has ever been an officer or director of Golden Key International.

PLAN OF DISTRIBUTION

Golden Key International is bearing all costs relating to the registration of the common stock. While we have no formal agreement to provide funding with our director, he has verbally agreed to advance additional funds in order to complete the registration statement process. There has been no discussion or agreement as to any limitation being placed on the amount of the funds the director will provide, nor any arrangement regarding the company's paying back any funds that are advanced.

If the company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock". For the purposes relevant to Golden Key, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

SHARES BEING OFFERED BY THE COMPANY

We will conduct the sale of the shares we are offering on a self-underwritten basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. All the shares of our common stock that are being registering for sale by the company will be sold at a price per share of $0.15. There can be no assurance that we will sell all or any of the shares offered. We have no arrangements or guarantees that we will sell any shares. All subscription checks shall be made to the order of Golden Key International, Inc. Our offering will terminate on the earlier of the sale of all of the shares or 180 days after the date of the prospectus.

This Prospectus is part of a Prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Norm Blair, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Blair will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer:

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director and control person does not intend to purchase any shares in this offering.

While we do not anticipate utilizing any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. and are willing to, in connection with such sale, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sales of the shares pursuant to the terms hereof. In the event we engage a broker-dealer to distribute our shares, and the broker-dealer is acting as underwriter, we will be required to file a post effective amendment identifying the underwriter, discussing the underwriting agreement and file the agreement as an exhibit to the amended registration statement.

SHARES BEING OFFERED BY THE SELLING SHAREHOLDERS

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

     1. on such public markets or exchanges as the common stock may from time to time be trading;
     2.   in privately negotiated transactions; or
     3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.15. The price of $0.15 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resale by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. We will apply to have our shares of common stock quoted on the OTC Bulletin Board immediately after the date of this prospectus. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange. We anticipate once the shares are quoted on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.15 per share until the common stock is quoted on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by the shareholder. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock will be borne by the selling shareholders or other party selling the common stock. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Golden Key, whose one year term will expire on 02/20/2008, or at such time as his successor(s) shall be elected and qualified is as follows:

Name & Address               Age   Position    Date First Elected  Term Expires
--------------               ---   --------    ------------------  ------------
Norm Blair                   50   President,       02/25/2000       02/20/2008
3113 Goldsmith St.                Secretary,
San Diego, CA  92106              Treasurer,
                                  Director

The foregoing person may be deemed a "promoter" of Golden Key, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been appointed and qualified.

Our director/officer currently handles a minor amount of administrative functions and has been responsible for completing the first two phases of our business model. Our officer/director currently devotes 10 - 12 hours per week to the business of the company and intends to work on a full time basis when we raise capital of $70,000, net offering expenses. Currently Mr. Blair does not have an employment agreement with the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

NORM BLAIR

WORK HISTORY

Golden Key International, Inc., San Diego, CA. - From 2000 to current date, Mr. Blair serves as director and officer of Golden Key International, Inc.

Deep Rooted, Inc. - From 2003 through 2005, Mr. Blair, through his solely owned consulting company, provided online and design consulting to businesses and service directed organizations.

Yen Brothers Food Service - From 1984 to 1999, Mr. Blair contracted food sales.

Mr. Blair graduated in 1980 with a degree in Business Administration from Acadia University, Nova Scotia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Golden Key's voting securities by our officer, director and major shareholder as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

Title Of                Name &                    Amount &           Percent
 Class                 Address                 Nature of owner        Owned
 -----                 -------                 ---------------        -----
Common            Norm Blair                     4,000,000 (a)         92%
                  3113 Goldsmith St.
                  San Diego, CA  92106

Total Shares Owned by the Officer & Director     4,000,000             92%

----------
(a) Mr. Blair received 4,000,000 shares of the company's common stock on February 19, 1999 for $400.

DESCRIPTION OF SECURITIES

COMMON STOCK

Golden Key's Certificate of Incorporation authorizes the issuance of 80,000,000 shares of common stock, .0001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Golden Key, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. Delaware law does not have any anti-takeover provision that would delay or prevent a change in control. There are currently 4,370,000 common shares outstanding.

PREFERRED STOCK

Golden Key's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock, .0001 par value per share. No preferred shares have been issued nor are contemplated to be issued in the near future.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

From inception until the date of this filing we have been in our development stage, we have recently commenced our initial operations and our business plan includes the generation of revenues within twelve to eighteen months. Our audited financial statements for the years ended May 31, 2006 and 2005, and the six months ended November 30, 2006 report a cash balance of $14,842, no revenues and a cumulative net loss since inception of $40,258.

Karen Batcher of Batcher, Zarcone & Baker LLP, 4190 Bonita Road, Bonita, CA 91902, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

The Articles and By-Laws of Golden Key International have no specific provisions to allow for the indemnification of the officer and director in regard to his carrying out the duties of his offices. Indemnification of directors and officers is as provided by the General Corporate Law of the State of Delaware. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION IN THE LAST FIVE YEARS

Golden Key International, Inc. was incorporated in Delaware on February 18, 1999. We received our initial funding of $400 through the sale of 4,000,000 common stock shares to our director ($.0001 per share). In January 2001 we issued 240,000 shares at $.10 per share for $24,000 in cash to 44 non-affiliated private investors. In July and September 2005 we issued 130,000 shares at $.10 per share for $13,000 in cash to 2 non-affiliated private investors.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

Golden Key International, Inc. was incorporated on February 18, 1999 in the State of Delaware. Through its wholly-owned subsidiary, Deep Rooted, Inc., a Nevada corporation, the company intends to become a leading cross-platform community portal provider. The company will target communities 5,000 and larger in population and is developing a platform for uniting organizations, government, chambers of commerce, corporate enterprises and non-profit groups through "community-based" sites. Deep Rooted community portal applications can be deployed as business to employee, business to business or city to city. We are a development stage company with no revenues or profits.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Realizing the need to consolidate the management of Intranet information and applications to reside under a single web site, portals provide a new and effective media for community information. Golden Key, through its wholly owned subsidiary, Deep Rooted, Inc., a Nevada corporation, intends to develop, launch and market a gateway community portal application supporting "community-based" sites for local and regional communities. Online users and subscribers will be able to select from our menu of communication applications including but not limited to: message boards, classifieds, employment opportunities, searchable "link" directories, knowledge databases, as well as provide informational websites for a point and click community service gateway. Our target markets are communities of 5,000 population. We will offer community portal applications servicing government agencies, chambers of commerce, corporate and retail enterprises and non-profit groups and associations through "community-based" sites.

Our company's objective is to create a community portal database providing benefits to interface immediately with each other while capturing the benefits of targeting a larger community market. Management has experience in developing online commercial websites. Management does not have specific experience in the formulation of community portal applications.

We intend to develop, test and integrate a user friendly community portal application that includes easy to use online tools that will enable the user to create, update and manage their informational sites on a "community-based" site. Detailed informational pages can be created to further integrate the message of the user. The benefit to our public customer is the consolidation of information and resources into a user friendly community based site. This platform will enable the user to search the database for any government agency, chamber of commerce, corporate and retail enterprises and non-profit groups and associations as well as accessing searchable "link" directories and knowledge databases.

Our website will operate as the main catalyst for community interaction. Our pricing and sales structure for Deep Rooted is to maximize monthly revenue generated from subscription fees and advertisement sales. Comparative community portals charge between $100 and $200 a month for membership subscriptions. The majority of entities subscribe to the lower price option. Our sales plan is to offer a better solution for online listings at a competitive price.

We intend to offer the following pricing plans under the following membership package:

BASIC MEMBER LISTING: FREE

This service will provide a free basic listing for a community group, agency or business. It will contain the name and contact information, email link, choice of menu placement whether a business, club, agency or organization.

DELUXE MEMBER LISTING:  $75 PER YEAR

This service will provide name and contact information, email link, website link, detailed description, two images (photo, logo, graphic) choice of menu placement. The Deluxe listing includes everything that comes with the Free listing plus it allows for a detailed description and two images.

DELUXE PLUS ONE MEMBER LISTING: $200 INITIAL FEE AND $150 ANNUAL RENEWAL

This service will provide the same as the Deluxe Member Listing but will also include a one page website that is linked to the Deluxe Listing. Management of website content will be handled by each member, so images and graphics can be added. A built in search engine will enable visitors to find members by name or associated key words.

We intend to raise $70,000, net of offering costs, by December, 2007 to continue executing our business plan. We have determined we need to raise funds by that date in order to meet our twelve month budget. If we are unsuccessful at securing funding by December, 2007, the company intends to adjust its time line forward for delivering its services until funding is secured.

We plan to achieve all our business plan goals, however, there is no guarantee we will be successful in implementing our business plan. We have a budget of $70,000 to continue implementing our business plan. We plan to raise $70,000 by December, 2007 net of $5,000 offering costs, in order to meet our overall business plan goals. If we receive partial funding we would continue in a reduced capacity by possibly modifying our business plan and achieving our goals at a slower pace while we seek additional funding sources. We believe the most likely source of our funding is through a future sale of common stock in order to complete our current business plan, however, we have not identified or taken any steps to identify any person or other entity concerning the sales of our securities.

Although we intend to implement our business plan through the foreseeable future and will do our best to mitigate the risks associated with our business plan, there can be no assurance that such efforts will be successful. If we are incapable of executing our business plan we would then investigate reasonable business options available to retain value for our shareholders. This could possibly be achieved by offering the leads generated on our web site or through other efforts to other firms. We could continue making progress on our business plan by developing alternatives such as limiting the scope of the services we offer clients to reduce costs, adjusting or reducing our in-house marketing costs, or reducing the costs for the development of our web site, and adjusting our timeline for the delivery of our services. If only partial funding is received we intend to follow our twelve month time frame, but in a reduced capacity. The level or reduction of our business operations could be commensurate with any given level of funding. We could decrease the number of services we offer, number of clients we handle, reduce in-house marketing efforts, and adjust our general overhead to any partial funding conditions.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

We plan to market and sell a standardized gateway to community information. Our primary target customers are communities with a population of 5,000 or more residents.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS OR SERVICES

We have no new product or service planned or announced to the public.

THE INDUSTRY

White paper research combined with broad community involvement and individualized market studies have confirmed that the digital divide is shrinking and as such, the focus of portals is shifting from "DELIVERING EYEBALLS" to capturing a person's digital identity. Current research indicates that major portals will need to create deep relationships with users in order to become more indispensable than other mediums. New technical developments will empower consumers and remove traditional barriers that have limited flexibility and choice.

The concepts of community portals will attract more sharing and understanding of community needs and at a faster pace. This will lead to increased user participation. Governments will not only access a broader base of community opinion, but it will be available at a much faster and coherent rate. Business will access state of the art technologies that will heighten service and marketability. Individuals, groups and organizations will have interactive capabilities that will assist in information exchange.

Although much of the e-commerce focus has been aimed at the commercial sector, the Internet is not just about commerce. The key tools of e-commerce can also be effectively applied to the non-profit sector. In doing so, both small and large organizations can, like business, increase efficiency, provide better service and optimize outcomes for their members or clients. Non-profit organizations are many and varied. They include tiny local sporting associations; industry representative bodies; regional development organizations; charities, arts and cultural societies; and community assistance agencies such as refuges, crisis centers and youth organizations. What each has in common, however, is the role they play in developing and nurturing both geographic communities and communities of interest.

COMPETITION AND COMPETITIVE POSITION

Our competitors for our targeted market have longer operating histories, larger customer bases, and greater brand recognition than Golden Key. Major competitors are community websites, such as local and national media operators, web developers, search engine companies, such as Ask.com as well as any other businesses that promote the ability to provide local community information. We are not aware of any significant barriers to our entry into the market, however, at this time, we have no sales or share of this market.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We will utilize our management's background in computers and network systems to offer our web site on the Internet without the use of major suppliers of raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We will not depend on any one or a few major customers. Management has experience in the management of online marketing services in the United States.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

As of the date of this filing, we have secured our Internet domain name www.deeprooted.ca. We have not applied for copyright protection for our software. We are considering filing for copyright protection of our name and logo, however, as of the date of this filing we have taken no steps to file for copyright protection, and have no set date for that possible filing.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have expended no funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We are not aware of any environmental regulations that could directly affect our operations, but no assurance can be given that environmental regulations will not, in the future, have a material adverse impact on our business.

NUMBER OF EMPLOYEES

We have only one employee, our officer who devotes 10 - 12 hours per week to manage the affairs of the company. The officer intends to work on a full time basis when Golden Key raises capital per our business plan.

REPORTS TO SECURITIES HOLDERS

We will provide an annual report to our shareholders which will include audited financial statements pursuant to Item 101c of Regulation S-B. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements upon the effective date of this prospectus, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act. The public will be able to read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION

Our current cash balance is $14,842. Our director has agreed to provide additional funding that will enable us to maintain a positive cash flow needed to pay for our current level of operating expenses over the next twelve months, which would include miscellaneous office expenses, bookkeeping and audit fees and website costs. There are no formal commitments or arrangements with our director to advance or loan funds. There are no terms regarding repayment of any loan or capital contribution. If we experience a shortage of funds for our registration costs prior to funding, our director has also informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. We have sold $37,400 in equity securities and been advanced $17,700 in funds from our director to pay for our operations to date. We estimate our current cash balance of $14,842, along with loans from our director, will be sufficient for office expenses and fees through December 2007. Our director has agreed to provide additional funding over the next twelve months or until we are able to receive funding per our business plan. We anticipate that we will need approximately $6,000 through 2007 or until we are able to receive funding. These fees are estimated to be $4,000 for accounting and legal fees and $2,000 for website development costs.

Our independent auditors have expressed an opinion that our operating losses since inception raise substantial doubt as to our ability to continue as a going concern. We are dependent upon our ability to raise additional funding needed to complete our business plan goals over the next twelve months. As of the date of this filing, we have taken the following steps: developed our business plan, secured the Internet domain name www.deeprooted.ca and initiated our website. We are now in the process of registering with the Securities and Exchange Commission the securities we sold in January, 2001 and July through September, 2005 and an additional 500,000 shares for sale by the company. We have a budget of $70,000 to continue implementing our business plan. We plan to raise $70,000 by December, 2007, net of $5,000 offering costs, in order to meet our overall business plan goals. If we are unsuccessful at securing funding by December of 2007, the company intends to adjust its time line forward for delivering its services until funding is secured.

Upon securing funding by December, 2007, our plan for delivering our services is as follows:

January, 2008 - $1,500 for management salary, $800 for initial furniture and equipment expense, $5,000 for initial website expense, and $4,000 for marketing, $150 for bookkeeping, $100 for telephone and utilities and $250 for office expense and supplies.

February, 2008 - $1,500 for management salary, $400 for furniture and equipment expense, $5,000 for website and maintenance, $3,000 for marketing, $150 for bookkeeping, $100 for telephone and utilities and $250 for office expense and supplies.

March, 2008 - $1,500 for management salary, $400 for equipment and furniture, $2,000 for website and maintenance, $1,500 for marketing, $150 for bookkeeping, $100 for telephone and utilities and $50 for office expense and supplies.

April, 2008 - $1,500 for management salary, $400 for equipment and furniture, $2,000 for website and maintenance, $1,500 for marketing, $150 for bookkeeping, $100 for telephone and utilities, and $50 for office expense and supplies.

May, 2008 - $1,500 for management salary, $400 for equipment and furniture, $1,000 for website maintenance, $1,500 for marketing, $150 for bookkeeping, $100 for telephone and utilities and $50 in office expense and supplies.

June, 2008 - $1,500 for management salary, $400 for equipment and furniture, $1,000 for website maintenance, $1,500 for marketing, $150 for bookkeeping, $100 for telephone and utilities and $50 for office expense and supplies.

July, 2008 - $1,500 for management salary, $400 for equipment and furniture, $1,000 for website maintenance, $1,500 for marketing, $150 for bookkeeping, $100 for telephone and utilities and $50 for office expense and supplies.

August, 2008 - $1,500 for management salary, $400 for equipment and furniture, $1,000 for website maintenance, $1,500 for marketing, $150 for bookkeeping, $100 for telephone and utilities and $50 for office expense and supplies.

September, 2008 - $1,500 for management salary, $400 for equipment and furniture, $1,000 for website maintenance, $1,500 for marketing, $150 for bookkeeping, $100 for telephone and utilities and $50 for office expense and supplies.

October, 2008 - $1,500 for management salary, -0- for equipment and furniture, $1,000 for website maintenance, $1,500 for marketing, $150 for bookkeeping, $100 for telephone and utilities and $50 for office expense and supplies.

November, 2008 - $1,500 for management salary, -0- for equipment and furniture, $1,000 for website maintenance, $1,500 for marketing, $150 for bookkeeping, $100 for telephone and utilities and $50 for office expense and supplies.

December, 2008 - $1,500 for management salary, -0- for equipment and furniture, $1,000 for website maintenance, $1,500 for marketing, $150 for bookkeeping, $100 for telephone and utilities and $50 for office expenses and supplies.

In order to meet all of our current business plan goals, we need to receive funding. We intend to use funding we receive to provide cash for our business plan during the next twelve months as cash flow from sales is not estimated to begin until after the first quarter, 2008. We will face considerable risk in each of our business plan steps, such as longer than anticipated lead time necessary for us to complete our website and marketing plan, and a shortfall of funding due to our inability to raise capital. If no funding is receive during the next twelve months, we may utilize one or more options such as use existing cash in the bank, funds loaned by our director, or we might ask our shareholders for funds. Neither our director nor our shareholders have any formal commitments, arrangements or legal obligation to advance or loan funds to Golden Key. To date, there has been $17,700 in loans from the director, with no specific terms of repayment.

In a partial funding scenario we would seek to expand our website design and begin our marketing efforts while seeking to eliminate other costs. If partial funding is received upwards to 30% and or 60% of full funding, the company will implement a website design at an initial cost of $4,500 and $250 per month for website maintenance. The company further plans to implement its advertising/marketing program through select media publications, as well as a number of high profile business organizations. Additionally, the company director will utilize opportunities to capture media attention to raise the profile of the company. And, as the company is an Internet based operation there will be considerable promotional activity conducted over the Internet. Funding levels will define the budgetary expenditures and the director has determined that the first three areas are the most important to move the company into its business plan. Other areas of spending will be secured as funds become available. Incubation has provided the knowledge of market demand. Prototypes have determined the costs and timeline for full production. The director has minimized expenditures, maximized proficiencies and is prepared for exponential growth scenarios. (See Use of Proceeds on page 8.)

If we are only able to secure 30% of our funding, the company's plan for delivering our services is as follows:

  Projected            30%        1st Qtr.     2nd Qtr.     3rd Qtr.    4th Qtr.
Expenditures         Funding        2008         2008         2008        2008
------------         -------        ----         ----         ----        ----
Website Design
Maintenance          $ 7,300      $ 3,600      $ 1,500      $ 1,200      $ 1,000

Advertising &
Marketing            $ 7,200      $ 2,550      $ 1,950      $ 1,700      $ 1,000

Equipment &
Furniture            $ 1,500      $   375      $   375      $   375      $   375

Office Expenses %
Supplies             $ 1,500      $   375      $   375      $   375      $   375
                     -------      -------      -------      -------      -------

Total                $17,500      $ 4,375      $ 4,375      $ 4,375      $ 4,375
                     =======      =======      =======      =======      =======

If we are only able to secure 60% of our funding, our plan for delivering our services is as follows:

  Projected            60%        1st Qtr.     2nd Qtr.     3rd Qtr.    4th Qtr.
Expenditures         Funding        2008         2008         2008        2008
------------         -------        ----         ----         ----        ----

Website Design
Maintenance          $14,000      $ 8,200      $ 2,400      $ 1,800      $ 1,600

Advertising &
Marketing            $14,000      $ 6,100      $ 2,700      $ 2,700      $ 2,500

Equipment &
Furniture            $ 3,000      $   960      $   720      $   720      $   600

Executive
Salaries             $ 6,000      $ 1,500      $ 1,500      $ 1,500      $ 1,500

Office Expense &
Supplies             $ 3,000      $ 1,140      $   780      $   540      $   540
                     -------      -------      -------      -------      -------

Total                $40,000      $17,900      $ 8,100      $ 7,260      $ 6,740
                     =======      =======      =======      =======      =======

DESCRIPTION OF PROPERTY

Our principal executive office address is 3113 Goldsmith St., San Diego, CA 92106. The principal executive office and telephone number are provided by the officer of the corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Blair, the officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

On February 19, 1999, the Company issued 4,000,000 shares of its $0.0001 par value common stock to Mr. Norm Blair, the officer and director of the company in exchange for cash in the amount of $400.

Mr. Blair, our sole officer and director, is the only "promoter" of Golden Key International, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

MARKET FOR COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

We plan to contact a market maker to obtain a listing for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus, Golden Key had 47 shareholders of record. We have paid no cash dividends and have no outstanding options. As of the date of this filing, there have been no discussions or understandings between Golden Key or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

Pursuant to this registration statement the company is seeking to register 370,000 shares held by 46 non-affiliated shareholders and 500,000 shares offered by the company. Our officer/director holds a total of 4,000,000 shares which are not being registered pursuant to this filing.

EXECUTIVE COMPENSATION

Our current officer receives no compensation. The only current director is Mr. Norm Blair.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
N. Blair         2004       -0-         -0-        -0-           -0-           -0-         -0-         -0-
President        2005       -0-         -0-        -0-           -0-           -0-         -0-         -0-
                 2006       -0-         -0-        -0-           -0-           -0-         -0-         -0-

There are no current employment agreements between the company and its executive officer nor understandings regarding future compensation.

The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide proper salaries. Our sole officer/director has the responsibility to determine the timing of remuneration for key personnel. Per our business plan, if we are successful in raising funds from our proposed offering, we have verbally agreed to pay our officer a $1,500 per month salary.

FINANCIAL STATEMENTS

The audited financial statements of Golden Key for the years ended May 31, 2006 and May 31, 2005, and the six months ended November 30, 2006 and related notes which are included in this offering have been examined by Chang G. Park, CPA, Ph.D., and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                           Chang G. Park, CPA, Ph. D.
             * 371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615 *
       * TELEPHONE (858)722-5953 * FAX (858) 408-2695 * FAX (619) 422-1465
                        * E-MAIL changgpark@gmail.com *
--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Golden Key International, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Golden Key International, Inc. (A Development Stage "Company") as of May 31, 2006 and 2005 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended and for the period from February 18, 1999 (inception) to May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Key International, Inc. as of May 31, 2006 and 2005, and the results of its operation and its cash flows for the years then ended and for the period from February 18, 1999 (inception) to May 31, 2006 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang G. Park, CPA
-----------------------------
CHANG G. PARK, CPA

December 7, 2006
San Diego, CA. 91910


        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                         As of              As of
                                                                      May 31, 2006       May 31, 2005
                                                                      ------------       ------------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                  $  5,208           $  1,448
                                                                        --------           --------
TOTAL CURRENT ASSETS                                                       5,208              1,448
                                                                        --------           --------

      TOTAL ASSETS                                                      $  5,208           $  1,448
                                                                        ========           ========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                                            --                 --
  Loan from director                                                    $  7,700           $  6,500
                                                                        --------           --------
TOTAL CURRENT LIABILITIES                                                  7,700              6,500
                                                                        --------           --------

      TOTAL LIABILITIES                                                    7,700              6,500

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred Stock, ($0.0001 par value, 20,000,000 shares
   authorized: -0- shares issued and outstanding as of
   May 31, 2006 and 2005, respectively)                                       --                 --
  Common stock, ($0.0001 par value, 80,000,000 shares
   authorized; 4,370,000 and 4,240,000 shares issued and
   outstanding as of May 31, 2006 and 2005, respectively.)                   437                424
  Additional paid-in capital                                              36,963             23,976
  Deficit accumulated during development stage                           (39,892)           (29,452)
                                                                        --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                      (2,492)            (5,052)
                                                                        --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                $  5,208           $  1,448
                                                                        ========           ========

               See Notes to the Consolidated Financial Statements

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Operations
--------------------------------------------------------------------------------

                                                                                      February 18, 1999
                                                                                         (inception)
                                             Year Ended            Year Ended              through
                                               May 31,               May 31,               May 31,
                                                2006                  2005                  2006
                                             -----------           -----------           -----------
REVENUES                                     $        --           $        --           $        --

GENERAL & ADMINISTRATIVE EXPENSES                 10,440                 6,420                39,892
                                             -----------           -----------           -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES           10,440                 6,420                39,892
                                             -----------           -----------           -----------

NET INCOME (LOSS)                            $   (10,440)          $    (6,420)          $   (39,892)
                                             ===========           ===========           ===========

BASIC EARNINGS (LOSS) PER SHARE              $     (0.00)          $     (0.00)
                                             ===========           ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                     4,345,260             4,240,000
                                             ===========           ===========

               See Notes to the Consolidated Financial Statements

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
            Consolidated Statement of Changes in Stockholders' Equity
            From February 18, 1999 (inception) through May 31, 2006
--------------------------------------------------------------------------------

                                                                                      Deficit
                                                                                    Accumulated
                                                         Common       Additional      During
                                           Common        Stock         Paid-in      Development
                                           Stock         Amount        Capital         Stage          Total
                                           -----         ------        -------         -----          -----
BEGINNING BALANCE                                --     $     --       $    --        $     --       $     --

Net lncome,  May 31, 1999                        --           --
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 1999                            --           --            --              --             --
                                         ----------     --------       -------        --------       --------
Net lncome,  May 31, 2000                        --           --
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2000                            --           --            --              --             --
                                         ----------     --------       -------        --------       --------
Stock issued for cash on November 30,
2000 @ $0.0001 per share                  4,000,000          400            --                            400

Stock issued for cash on January 30,
2001 @ $0.10 per share                      240,000           24        23,976                         24,000

Net loss,  May 31, 2001                                                                 (7,165)        (7,165)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2001                     4,240,000          424        23,976          (7,165)        17,235
                                         ----------     --------       -------        --------       --------
Net loss,  May 31, 2002                                                                (10,020)       (10,020)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2002                     4,240,000          424        23,976         (17,185)         7,215
                                         ----------     --------       -------        --------       --------
Net loss,  May 31, 2003                                                                 (2,070)        (2,070)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2003                     4,240,000          424        23,976         (19,255)         5,145
                                         ----------     --------       -------        --------       --------
Net loss,  May 31, 2004                                                                 (3,777)        (3,777)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2004                     4,240,000          424        23,976         (23,032)         1,368
                                         ----------     --------       -------        --------       --------
Net loss,  May 31, 2005                                                                 (6,420)        (6,420)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2005                     4,240,000          424        23,976         (29,452)        (5,052)
                                         ----------     --------       -------        --------       --------
Stock issued for cash on July 22,
2005 @ $0.10 per share                       80,000            8         7,992                          8,000

Stock issued for cash on September 8,
2005 @ $0.10 per share                       50,000            5         4,995                          5,000

Net loss, May 31, 2006                                                                 (10,440)       (10,440)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2006                     4,370,000     $    437       $36,963        $(39,892)      $ (2,492)
                                         ==========     ========       =======        ========       ========

               See Notes to the Consolidated Financial Statements

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                              February 18, 1999
                                                                                                 (inception)
                                                                Year Ended       Year Ended        through
                                                                  May 31,          May 31,          May 31,
                                                                   2006             2005             2006
                                                                 --------         --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                              $(10,440)        $ (6,420)        $(39,892)
  Increase (decrease) in accounts payable                              --               --               --
                                                                 --------         --------         --------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES         (10,440)          (6,420)         (39,892)

CASH FLOWS FROM INVESTING ACTIVITIES

      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              --               --               --

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in loan from director                                    1,200            6,500            7,700
  Issuance of common stock                                             13               --              437
  Additional paid in capital                                       12,987               --           36,963
                                                                 --------         --------         --------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          14,200            6,500           45,100
                                                                 --------         --------         --------

NET INCREASE (DECREASE) IN CASH                                     3,760               80            5,208

CASH AT BEGINNING OF YEAR                                           1,448            1,368               --
                                                                 --------         --------         --------
CASH AT END OF YEAR                                              $  5,208         $  1,448         $  5,208
                                                                 ========         ========         ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                                  $     --         $     --         $     --
                                                                 ========         ========         ========
  Income taxes paid                                              $     --         $     --         $     --
                                                                 ========         ========         ========

               See Notes to the Consolidated Financial Statements

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           As of May 31, 2006 and 2005


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Golden Key International, Inc. (the Company) was incorporated under the laws of the State of Delaware on February 18, 1999. The Company has minimal operations and in accordance with SFAS #7, the Company is considered a development stage company.

The Company has issued 4,370,000 shares of $0.0001 par value common stock.

The Company operates through its subsidiary: Deep Rooted, Inc. of Nevada.

The Company through its subsidiary Deep Rooted, Inc. plans to build an internet business that caters to travelers by allowing them to plan their own trips. This includes things like booking accommodation, activities and transportation as well as obtaining general information about the area of choice. The Companies activities to date have been limited to capital formation, organization, set-up of a website, and development of its business plan and a target customer market.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHOD

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a May 31, year-end.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of Golden Key International, Inc., the parent Company, and Deep Rooted, Inc., a Nevada corporation. All subsidiaries are wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company considers accounts receivable to be fully collectible; accordingly, no allowances for doubtful accounts are required. If amounts become ~ncollectible, they will be charged to operations when that determination is made.

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           As of May 31, 2006 and 2005


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ESTIMATES AND ADJUSTMENTS

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective February 18, 1999 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           As of May 31, 2006 and 2005


NOTE 3. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $39,742 during the period from February 18, 1999 (inception) to May 31, 2006. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4. INCOME TAXES

                                                              As of May 31, 2006
                                                              ------------------
     Deferred tax assets:
     Net operating tax carryforwards                               $ 5,984
     Other                                                               0
                                                                   -------
     Gross deferred tax assets                                       5,984
     Valuation allowance                                            (5,984)
                                                                   -------

     Net deferred tax assets                                       $     0
                                                                   =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 5. SCHEDULE OF NET OPERATING LOSSES

     1999 Net Operating Income                                     $      0
     2000 Net Operating Loss                                         (7,165)
     2001 Net Operating Loss                                        (10,020)
     2002 Net Operating Loss                                         (2,070)
     2003 Net Operating Loss                                         (3,777)
     2004 Net Operating Loss                                         (6,420)
     2005 Net Operating Loss                                        (10,440)
                                                                   --------

     Net Operating Loss                                            $(39,892)
                                                                   ========

As of May 31, 2006 the Company has net operating loss carryforwards of approximately $39,892. Net operating loss carryforward expires twenty years from the date the loss was incurred.

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           As of May 31, 2006 and 2005


NOTE 6. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration given up or received; whichever is more readily determinable. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever measure is deemed more reliable.

On November 30, 2000, the Company issued 4,000,000 shares of common stock at $.0001 per share for cash valued at $400.

In January 30, 2001, the Company issued 240,000 shares of common stock at $.10 per share for cash valued at $24,000.

On July 22, 2005, the Company issued 80,000 shares of common stock at $.10 per share for cash valued at $8,000.

On September 8, 2005, the Company issued 50,000 shares of common stock at $.10 per share for cash valued at $5,000.

As of May 31, 2006 and 2005, the Company had 4,370,000 shares and 4,240,000 shares of common stock issued and outstanding, respectively.

NOTE 7. STOCKHOLDERS EQUITY

The stockholders' equity section of the Company contains the following class of capital stock as of May 31, 2006 and 2005:

     * Preferred Stock, $0.0001 per share: 20,000,000 shares authorized: -0-shares issued and outstanding.

     *    Common  stock,  $0.0001  par  value:   80,000,000  shares  authorized:
          4,370,000   shares  and  4,240,000   shares  issued  and  outstanding,
          respectively.

                           Chang G. Park, CPA, Ph. D.
             * 371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615 *
       * TELEPHONE (858)722-5953 * FAX (858) 408-2695 * FAX (619) 422-1465
                        * E-MAIL changgpark@gmail.com *
--------------------------------------------------------------------------------

             Report of Independent Registered Public Accounting Firm


To the Board of Directors of
Golden Key International, Inc.

We have reviewed the accompanying balance sheet of Golden Key International, Inc. (the "Company") as of November 30, 2006, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the six months and three months ended November 30, 2006 and 2005 and for the period from February 18, 1999 (inception) through November 30, 2006. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang G. Park, CPA
----------------------------
Chang G. Park, CPA

December 7, 2006
Chula Vista, California


        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                          As of                As of
                                                                    November 30, 2006       May 31, 2006
                                                                    -----------------       ------------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                   $ 14,842             $  5,208
                                                                         --------             --------
TOTAL CURRENT ASSETS                                                       14,842                5,208
                                                                         --------             --------

      TOTAL ASSETS                                                       $ 14,842             $  5,208
                                                                         ========             ========

            LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                                             --                   --
  Loan from director                                                     $ 17,700             $  7,700
                                                                         --------             --------
TOTAL CURRENT LIABILITIES                                                  17,700                7,700
                                                                         --------             --------

      TOTAL LIABILITIES                                                    17,700                7,700

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred Stock, ($0.0001 par value, 20,000,000 shares
   authorized: -0- shares issued and outstanding as of
   May 31, 2006 and 2005, respectively)                                        --                   --
  Common stock, ($0.0001 par value, 80,000,000 shares
   authorized; 4,370,000 shares issued and outstanding
   as of August 31, 2006 and May 31, 2006, respectively.)                     437                  437
  Additional paid-in capital                                               36,963               36,963
  Deficit accumulated during development stage                            (40,258)             (39,892)
                                                                         --------             --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                       (2,858)              (2,492)
                                                                         --------             --------
      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                 $ 14,842             $  5,208
                                                                         ========             ========

               See Notes to the Consolidated Financial Statements

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Operations
--------------------------------------------------------------------------------

                                                                                                         February 18, 1999
                                           Six Months      Six Months     Three Months    Three Months      (inception)
                                             Ended           Ended           Ended           Ended            through
                                           November 30,    November 30,    November 30,    November 30,     November 30,
                                              2006            2005            2006            2005             2006
                                           ----------      ----------      ----------      ----------       ----------
REVENUES                                   $       --      $       --      $       --      $       --       $       --

GENERAL & ADMINISTRATIVE EXPENSES                 366           9,653             265             162           40,258
                                           ----------      ----------      ----------      ----------       ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES           366           9,653             265             162           40,258
                                           ----------      ----------      ----------      ----------       ----------

NET INCOME (LOSS)                          $     (366)     $   (9,653)     $     (265)     $     (162)      $  (40,258)
                                           ==========      ==========      ==========      ==========       ==========

BASIC EARNINGS (LOSS) PER SHARE            $    (0.00)     $    (0.00)     $    (0.00)     $    (0.00)
                                           ==========      ==========      ==========      ==========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                 4,370,000       4,320,656       4,370,000       4,366,154
                                           ==========      ==========      ==========      ==========


               See Notes to the Consolidated Financial Statements

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
            Consolidated Statement of Changes in Stockholders' Equity
            From February 18, 1999 (inception) through May 31, 2005
--------------------------------------------------------------------------------

                                                                                      Deficit
                                                                                    Accumulated
                                                         Common       Additional      During
                                           Common        Stock         Paid-in      Development
                                           Stock         Amount        Capital         Stage          Total
                                           -----         ------        -------         -----          -----
BEGINNING BALANCE                                --     $     --       $    --        $     --       $     --

Net lncome,  May 31, 1999                        --           --
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 1999                            --           --            --              --             --
                                         ----------     --------       -------        --------       --------
Net lncome,  May 31, 2000                        --           --
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2000                            --           --            --              --             --
                                         ----------     --------       -------        --------       --------
Stock issued for cash on November 30,
2000 @ $0.0001 per share                  4,000,000          400            --                            400

Stock issued for cash on January 30,
2001 @ $0.10 per share                      240,000           24        23,976                         24,000

Net loss,  May 31, 2001                                                                 (7,165)        (7,165)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2001                     4,240,000          424        23,976          (7,165)        17,235
                                         ----------     --------       -------        --------       --------
Net loss,  May 31, 2002                                                                (10,020)       (10,020)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2002                     4,240,000          424        23,976         (17,185)         7,215
                                         ----------     --------       -------        --------       --------
Net loss,  May 31, 2003                                                                 (2,070)        (2,070)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2003                     4,240,000          424        23,976         (19,255)         5,145
                                         ----------     --------       -------        --------       --------
Net loss,  May 31, 2004                                                                 (3,777)        (3,777)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2004                     4,240,000          424        23,976         (23,032)         1,368
                                         ----------     --------       -------        --------       --------
Net loss,  May 31, 2005                                                                 (6,420)        (6,420)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2005                     4,240,000          424        23,976         (29,452)        (5,052)
                                         ----------     --------       -------        --------       --------
Stock issued for cash on July 22,
2005 @ $0.10 per share                       80,000            8         7,992                          8,000

Stock issued for cash on September 8,
2005 @ $0.10 per share                       50,000            5         4,995                          5,000

Net loss, May 31, 2006                                                                 (10,440)       (10,440)
                                         ----------     --------       -------        --------       --------
BALANCE, MAY 31, 2006                     4,370,000     $    437       $36,963        $(39,892)      $ (2,492)
                                         ----------     --------       -------        --------       --------
Net loss, November 30, 2006                                                               (366)          (366)
                                         ----------     --------       -------        --------       --------
BALANCE, NOVEMBER 30, 2006                4,370,000     $    437       $36,963        $(40,258)      $ (2,858)
                                         ==========     ========       =======        ========       ========

               See Notes to the Consolidated Financial Statements

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                                               February 18, 1999
                                                  Six Months      Six Months     Three Months    Three Months     (inception)
                                                    Ended           Ended           Ended           Ended          through
                                                  November 30,    November 30,    November 30,    November 30,    November 30,
                                                     2006            2005            2006            2005            2006
                                                   --------        --------        --------        --------        --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                $   (366)       $ (9,653)       $   (265)       $   (162)       $(40,258)
  Increase (decrease) in accounts payable                --              --              --              --              --
                                                   --------        --------        --------        --------        --------
      NET CASH PROVIDED BY (USED IN) OPERATING
       ACTIVITIES                                      (366)         (9,653)           (265)           (162)        (40,258)

CASH FLOWS FROM INVESTING ACTIVITIES

      NET CASH PROVIDED BY (USED IN) INVESTING
       ACTIVITIES                                        --              --              --              --              --

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in loan from director                     10,000           1,200          10,000              --          17,700
  Issuance of common stock                               13              --               5             437
  Additional paid in capital                         12,987              --           4,995          36,963
                                                   --------        --------        --------        --------        --------
      NET CASH PROVIDED BY (USED IN) FINANCING
       ACTIVITIES                                    10,000          14,200          10,000           5,000          55,100
                                                   --------        --------        --------        --------        --------

NET INCREASE (DECREASE) IN CASH                       9,634           4,547           9,735           4,838          14,842

CASH AT BEGINNING OF YEAR                             5,208           5,953           5,107           5,662              --
                                                   --------        --------        --------        --------        --------
CASH AT END OF YEAR                                  14,842          10,500        $ 14,842        $ 10,500        $ 14,842
                                                   ========        ========        ========        ========        ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
     Interest paid                                 $     --        $     --        $     --        $     --        $     --
                                                   ========        ========        ========        ========        ========
     Income taxes paid                             $     --        $     --        $     --        $     --        $     --
                                                   ========        ========        ========        ========        ========

               See Notes to the Consolidated Financial Statements

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                        As of November 30, 2006 and 2005


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Golden Key International, Inc. (the Company) was incorporated under the laws of the State of Delaware on February 18, 1999. The Company has minimal operations and in accordance with SFAS #7, the Company is considered a development stage company.

The Company has issued 4,370,000 shares of $0.0001 par value common stock.

The Company operates through its subsidiary: Deep Rooted, Inc. of Nevada.

The Company through its subsidiary Deep Rooted, Inc. plans to build an internet business that caters to travelers by allowing them to plan their own trips. This includes things like booking accommodation, activities and transportation as well as obtaining general information about the area of choice. The Companies activities to date have been limited to capital formation, organization, set-up of a website, and development of its business plan and a target customer market.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHOD

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a May 31, year-end.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of Golden Key International, Inc., the parent Company, and Deep Rooted, Inc., a Nevada corporation. All subsidiaries are wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company considers accounts receivable to be fully collectible; accordingly, no allowances for doubtful accounts are required. If amounts become noncollectible, they will be charged to operations when that determination is made.

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                        As of November 30, 2006 and 2005


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ESTIMATES AND ADJUSTMENTS

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective February 18, 1999 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                        As of November 30, 2006 and 2005


NOTE 3. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $40,108 during the period from February 18, 1999 (inception) to November 30, 2006. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4. INCOME TAXES

                                                         As of November 30, 2006
                                                         -----------------------
     Deferred tax assets:
     Net operating tax carryforwards                             $ 6,039
     Other                                                             0
                                                                 -------
     Gross deferred tax assets                                     6,039
     Valuation allowance                                          (6,039)
                                                                 -------

     Net deferred tax assets                                     $     0
                                                                 =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 5. SCHEDULE OF NET OPERATING LOSSES

     1999  Net Operating Income                                  $      0
     2000  Net Operating Loss                                      (7,165)
     2001  Net Operating Loss                                     (10,020)
     2002  Net Operating Loss                                      (2,070)
     2003  Net Operating Loss                                      (3,777)
     2004  Net Operating Loss                                      (6,420)
     2005  Net Operating Loss                                     (10,440)
     2006  Net Operating Loss(Six months)                            (366)
                                                                 --------

     Net Operating Loss                                          $(40,258)
                                                                 ========

As of November 30, 2006 the Company has net operating loss carryforwards of approximately $40,258. Net operating loss carryforward expires twenty years from the date the loss was incurred.

                         GOLDEN KEY INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                        As of November 30, 2006 and 2005


NOTE 6. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration given up or received; whichever is more readily determinable. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever measure is deemed more reliable.

On November 30, 2000, the Company issued 4,000,000 shares of common stock at $.0001 per share for cash valued at $400.

In January 30, 2001, the Company issued 240,000 shares of common stock at $.10 per share for cash valued at $24,000.

On July 22, 2005, the Company issued 80,000 shares of common stock at $.10 per share for cash valued at $8,000.

On September 8, 2005, the Company issued 50,000 shares of common stock at $.10 per share for cash valued at $5,000.

As of November 30, 2006 and May 31, 2006, the Company had 4,370,000 shares of common stock issued and outstanding, respectively.

NOTE 7. STOCKHOLDERS EQUITY

The stockholders' equity section of the Company contains the following class of capital stock as of November 30, 2006 and May 31, 2006:

     * Preferred Stock, $0.0001 per share: 20,000,000 shares authorized: -0-shares issued and outstanding.

     *    Common  stock,  $0.0001  par  value:   80,000,000  shares  authorized:
          4,370,000 shares issued and outstanding, respectively.

                      Dealer Prospectus Delivery Obligation

"UNTIL NINETY DAYS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."